Exhibit 99.2

GENESYS TALENT, LLC

Report of Independent Registered Public Accounting Firm

To the Members of:

Genesys Talent, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Genesys Talent, LLC (the “Company”) as of December 31, 2018 and 2017, the related statements of operations and members (deficit) equity, and cash flows, for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit at December 31, 2018, will require additional financing to continue operations in 2019 and has had historical net losses and net cash used in operating activities. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

 /s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2019

Boca Raton, Florida

July 29, 2019

GENESYS TALENT, LLC

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	December 31,	December 31,
	2018	2017

Assets

Current assets:
Cash	$100,038	$357,806
Accounts receivable, net of allowance for doubtful accounts of $24,113 and $21,029, respectively	774,324	1,390,282
Accounts receivable - related party	24,100	11,540
Prepaid Expenses	22,596	22,596

Total current assets	921,058	1,782,224

Property and equipnent, net	47,479	65,915
Due from member – related party	-	76,478

Total assets	$968,537	$1,924,617

Liabilities and members’ (deficit) equity

Current liabilities:
Accounts payable	$254,436	$471,434
Accounts payable - related party	1,256,012	1,236,036
Accrued expenses	13,000	-
Accrued compensation	41,249	39,880
Customer deposits	28,877	-
Deferred revenue	28,717	77,923
Sales tax payable	45,633	-

Total current liabilities	1,667,924	1,825,273

Commitments and contingencies (Note 7)	-	-

Members’ (deficit) equity	(699,387)	99,344

Total liabilities and members’ (deficit) equity	$968,537	$1,924,617

The accompanying notes are an integral part of these financial statements.

GENESYS TALENT, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Services revenue	$7,607,354	$8,336,484
Direct cost of services revenue	6,408,172	6,557,453

Gross profit	1,199,182	1,779,031

Operating expenses:
Sales and marketing	127,310	7,565
Product development	719,541	204,976
General and administrative	3,639,629	5,007,817

Total operating expenses	4,486,480	5,220,358

Net loss	(3,287,298)	(3,441,327)

Members’ equity - beginning of year	99,344	975,952

Sale of member interests	2,488,567	2,564,719

Members’ (deficit) equity - end of year	$(699,387)	$99,344

The accompanying notes are an integral part of these financial statements.

GENESYS TALENT, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Cash flows from operating activities:
Net loss	$(3,287,298)	$(3,441,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,436	-
Allowance for bad debts	5,400	21,029
Change in assets and liabilities:
Decrease in accounts receivable	599,893	(696,750)
Increase in prepaid expenses	-	45,277
Decrease in accounts payable and accrued expenses	(182,653)	757,442
Increase in customer deposits	28,877	-
Increase (decrease) in deferred revenue	(49,206)	77,923
Increase in sales tax payable	45,633	(3,158)

Cash used in operating activities	(2,820,918)	(3,239,564)

Cash flows from investing activities:
Purchase of property and equipment	-	(18,116)

Cash used in investing activities	-	(18,116)

Cash flows from financing activities:
Notes receivable	74,583	(76,478)
Repayment of related party advances	-	1,311,198
Sale of member interests	2,488,567	2,335,382

Cash provided by financing activities	2,563,150	3,570,102

Net (decrease) increase in cash	(257,768)	312,422
Cash, beginning of year	357,806	45,384
Cash, end of year	$100,038	$357,806

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Investing and Financing Activities:
Conversion of related party advances to member interests	$-	$229,337

The accompanying notes are an integral part of these financial statements.

GENESYS TALENT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Genesys Talent, LLC is a Texas Limited Liability Company formed on January 2, 2015. “Genesys”, “our”, “us”, “we” or the “Company” refer to Genesys Talent, LLC. We are a provider of permanent and temporary staffing and placement services. Revenues are predominantly derived from staffing services. The Company operates in the United States.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates included allowances for uncollectible accounts receivable, estimated useful lives of property and equipment and valuation of stock based compensation expense. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has not experienced any losses related to these balances. The Company had no cash equivalents at December 31, 2018 or 2017. There were no uninsured balances as of December 31, 2018.

Accounts Receivable

Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company usually does not require collateral. Allowance for doubtful accounts was $24,113 and $21,029 at December 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment, consisting of furniture and office equipment, is stated at cost less accumulated depreciation.  Depreciation is calculated on the straight line basis over the estimated useful lives of the assets of three to five years. Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to expense. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its equipment for impairment.

Concentration of Credit Risk

Significant Customers and Accounts Receivable:

At December 31, 2018, 2 customers accounted for more than 10% of the accounts receivable balance, for a total of 56%, at 46% and 10%. For the year ended December 31, 2018, 3 customers accounted for 60% of total revenue, at 31%, 17% and 12%.

At December 31, 2017, 4 customers accounted for more than 10% of the accounts receivable balance, for a total of 78%, at 25%, 25%, 15% and 13%. For the year ended December 31, 2017, 3 customers accounted for 70% of total revenue, at 48%, 11% and 11%.

Significant Suppliers:

For the years ended December 31, 2018 and 2017 76% and 76%, respectively, of our cost of services revenue was provided by Icon, a related party (see note 6).

Fair Value of Financial Instruments

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure.

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2 - Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company does not have any financial instruments which require re-measurement to fair value. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses represent fair value based upon their short-term nature.

Revenue Recognition

Adoption of ASU 2014-09, Revenue from Contracts with Customers

On January 1, 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606) using the modified retrospective (cumulative effect) transition method. Under this transition method, results for reporting periods beginning January 1, 2018 or later are presented under ASC 606, while prior period results continue to be reported in accordance with previous guidance. The cumulative effect of the initial application of ASC 606 was immaterial and no cumulative effect adjustment was recorded to the opening balance of retained earnings. The timing of revenue recognition for our various revenue streams was not materially impacted by the adoption of this standard. The Company believes its business processes, systems, and controls are appropriate to support recognition and disclosure under ASC 606. In addition, the adoption has led to increased footnote disclosures. Overall, the adoption of ASC 606 did not have a material impact on the Company’s balance sheet, statement of operations and members’ deficit and statement of cash flows for the year ended December 31, 2018. ASC 606 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. As described below, the analysis of contracts under ASC 606 supports the recognition of revenue at a point in time, resulting in revenue recognition timing that is materially consistent with the Company’s historical practice of recognizing product revenue when title and risk of loss pass to the customer.

Policy

The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

The Company derives its revenues from the activities described below. Net revenues as presented on the statement of operations represent services rendered to customers less sales adjustments and allowances.

Genesys has a sales team and sales partnerships with Vendor Management System companies and Managed Service companies that help create sales channels for Enterprise clients that buy staffing, direct hire, and sourcing services.  Once Genesys has secured the relationship and contract with the interested Enterprise customer the Genesys delivery and product teams will provide the service to fulfill any or all of the revenue segments.

Genesys derives its revenues from three segments: Temporary and consultant staffing, Direct Hire Placement, and Sourcing as a Service (“SaaS”).

1.	Temporary and Consulting Staffing Net Services Revenues represent services rendered to customers less sales adjustments and allowances. Reimbursements, including those related to travel and out-of-pocket expenses, are also included in the net service revenues and equivalent amounts of reimbursable expenses are included in direct costs of services revenue. Genesys records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of this line of revenues and expenses. Genesys has concluded that gross reporting is appropriate because Genesys has the risk of identifying and hiring qualified employees and has the discretion to select the employees and establish their price and duties and bears the risk for services that are not fully paid for by customers. Temporary and consultant staffing revenues are recognized when the services are rendered by the Genesys’ temporary employees. Payroll and related taxes of employees that are placed on temporary assignment by Genesys are outsourced to third party payors or related party payors who are principal members of the Company. The payors pay all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. Genesys assumes the risk of acceptability of the employees to its customers.

2.	Direct Hire revenues are recognized when the guarantee period specified in the customer contract expires. No fees for direct hire placement services are charged to employment candidates. Any payments received prior to the expiration of the guarantee period are recorded as a deferred revenue liability.

3.	SaaS: Genesys Product sells a service called Match-List on a monthly subscription or an annualized subscription. Each subscription allows a recruiter or hiring manager to request the best candidates for an open job by entering the necessary information in the Genesys Product Match-List Portal. Once the information is received Artificial Intelligence is used to better understand the job and then search the candidate communities in the Genesys database. The best matched candidates are then invited to acknowledge their interest in the open position. The interested candidates are then validated and moved into the Match-List which the customer can access through the Genesys Product Portal. A customer can request 10 Match-List a month for $166.25 or $1,995.00 annualized. Genesys Product also provides service of analyzing historical demand and proactively building talent communities of candidates and keep up with the candidate’s availability so we are speed, accuracy, and quality when an open job is created. This service is a monthly service fee and is calculated at $2 per candidate per month in the talent communities.

Contract Assets

The Company does not have any contract assets. All trade receivables on the Company’s balance sheet are from contracts with customers.

Contract Costs

Costs incurred to obtain a contract are capitalized unless short term in nature. As a practical expedient, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of December 31, 2018 and 2017.

Contract Liabilities

The Company’s contract liabilities consist of customer deposits and deferred revenue. Deferred revenue results from transactions in which the Company has been paid for services by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Direct Costs of Services Revenue

Direct costs of services revenues consist of third party staffing costs and other fees, outsourced recruiter fees and net margin revenue share.

Advertising Costs

The Company expenses all advertising costs as incurred. Advertising expense was $8,396 and $7,495 for the years ended December 31, 2018 and 2017, respectively.

Product Development

Product development costs consist of support, maintenance and upgrades of our website and IT platform and are charged to operations as incurred.

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the intrinsic value based method which is an alternative for non-public entities. Under this method, compensation cost is measured at the grant date based on the intrinsic value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

We use the fair value method for equity instruments granted and use the intrinsic value for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Income Taxes

The Company is a limited liability company and has elected to be taxed as a partnership for Federal and State income tax purposes. Therefore, it has no federal or state income tax liability, and does not record a provision for income taxes in the United States because each member reports that member’s share of the Company’s income or loss on that individual member’s income tax return, if the member is required to file one. The State of Texas imposes an annual franchise tax based on the amount of revenues, which have been reflected in these financial statements within general and administrative expenses. There was no deferred tax provision for the year because there were no deferred tax assets or liabilities at December 31, 2018 and 2017.

Pursuant to ASC 740, “Accounting for Uncertainty in Income Taxes” the accounting for uncertainties in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition and de-recognition of tax positions taken or expected to be taken in a tax return. ASC 740 also provides related guidance on measurement, classification, interest and penalties, and disclosure. The Company is not aware of any uncertain tax positions taken in its US federal, State or City tax returns. The Company’s tax returns for the previous three years remain open for audit by the respective tax jurisdictions.

Recently Issued Accounting Pronouncements

With the exception of those discussed below, there have not been any recent changes in accounting pronouncements and Accounting Standards Update (“ASU”) issued by the Financial Accounting Standards Board (“FASB”) that are of significance or potential significance to the Company.

In June 2018, the FASB issued ASU 2018-07, “Compensation—Stock Compensation (Topic 718)—Improvements to Nonemployee Share-based Payment Accounting”, as a simplification for the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation-Stock Compensation. This standard is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We do not expect that the adoption of this guidance will have a material impact on the Company’s financial statements.

ASU 2018-01: The amendments in this Update provide an optional transition practical expedient to not evaluate under Topic 842 existing or expired land easements that were not previously accounted for as leases under Topic 840, Leases. An entity that elects this practical expedient should evaluate new or modified land easements under Topic 842 beginning at the date that the entity adopts Topic 842. An entity that does not elect this practical expedient should evaluate all existing or expired land easements in connection with the adoption of the new lease requirements in Topic 842 to assess whether they meet the definition of a lease. We do not expect that the adoption of this guidance will have a material impact on the Company’s financial statements.

NOTE 2 — GOING CONCERN

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s management has evaluated whether there is substantial doubt about the Company’s ability to continue as a going concern and has determined that substantial doubt existed as of December 31, 2018. This determination was based on the following factors: (i) the Company’s available cash as of December will not be sufficient to fund its anticipated level of operations for the next 12 months; (ii) the Company may require additional financing for 2019 to continue at its expected level of operations; and (iii) if the Company fails to obtain the needed capital, it will be forced to delay, scale back, or eliminate some or all of its development activities or perhaps cease operations. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern as of December 31, 2018 and for one year from the issuance of the financial statements.

There is no assurance that the Company will be successful in any capital-raising efforts that it may undertake to fund operations during the next 12 months. The Company anticipates that it will issue equity and/or debt securities as a source of liquidity, until it begins to generate positive cash flow to support its operations. Any future sales of securities to finance operations will dilute existing members’ ownership. The Company cannot guarantee when or if it will generate positive cash flow.

In October 2018 Truli Technologies, Inc. (“Truli”) entered into a letter of intent with Genesys to acquire certain assets and license certain services from Genesys in exchange for the Truli issuing Genesys a new series of the Company’s preferred stock. The acquisition was completed on March 31, 2019. Assets acquired include accounts receivable of $731,488 and certain intangible assets, including sales and client relationships, contracts, intellectual property, partnership and vendor agreements and certain other assets. Truli issued to Genesys 200,000 shares if its Series F preferred stock, convertible into 200 million shares of Truli’s common stock.

The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows at December 31, 2018 and 2017:

	2018	2017
Furniture and fixtures	$39,401	$39,401
Office equipment	26,514	26,514
	65,915	65,915
Accumulated depreciation	(18,436)	-
	$47,479	$65,915

Depreciation expense for the year ended December 31, 2018 was $18,436. Assets purchased in late 2017 were placed in service in 2018.

NOTE 4 — MEMBERS’ (DEFICIT) EQUITY

The term of the Company’s Operating Agreement (as amended) commenced June 15, 2015 and shall continue until the event requiring a winding up occurs in accordance with the provisions of the Operating Agreement. The Company expresses its member interests in terms of member interests, shares or units. The profits and losses of the Company and all items of Company’s income, gain, loss, deduction, or credit are allocated to all Members in proportion to their respective Units. Each holder of Units shall be entitled to one vote for each Unit held by such holder.

The Company is authorized to issue 35,000,000 units. As of December 31, 2018 and December 31, 2017, there were 12,568,136 and 10,474,736 units, respectively.

In 2018 we sold 2,079,832 units at $1.19 per unit and 13,568 units at $1.00 per unit, for a total of $2,488,567. In 2017 we sold 2,564,719 units at $1.00 per unit for $2,564,719, of which $229,337 was a conversion of a related party payable to units.

During the years ended December 31, 2018 and 2017, our accumulated deficit increased by $3,336,504 and $3,363,404, respectively, our net losses for the periods. There were no dividends declared or paid during the period.

NOTE 5 — UNIT OPTIONS

The Company has granted 50,000 unit options to employees and consultants in 2017 which vested on December 31, 2017. At December 31, 2018 there are 25,000 options outstanding, with 25,000 currently exercisable. The options have a weighted average exercise price of $1 and a weighted average remaining life of 8.26 years. For the year ended December 31, 2018 and 2017 we have recorded compensation expense of $0 based on the intrinsic value method and recent sales of units at $1.00 per unit.

During the year ended December 31, 2018, 25,000 options granted in 2017 expired 30 days after the resignation of a board member from the Advisory Board of the Company.

NOTE 6 — RELATED PARTY TRANSACTIONS

Icon Information Consultants (“Icon”) is a controlling member of Genesys and performs all of the back office and accounting roles for Genesys. Icon then charges a nominal fee for the services along with charging for office space. Icon also provides “Employer of Record” (“EOR”) services to Genesys which means that Icon processes all payroll and payroll tax related duties of temporary and contract employees placed at customer sites and then gets paid a reimbursement and fee from Genesys. Icon Canada also acts as an EOR but also collects the customer payments and remits the net fee back to Genesys. Revenue related to customers processed by Icon Canada is recognized on a gross basis the same as other revenues and was $289,413 and $136,076 in 2018 and 2017, respectively. Currently, there is no intercompany agreement for those charges and they are calculated on a best estimate basis. As of December 31, 2018, Icon owns 6,088,271 units of the Company, representing 48.44% of membership units. As of December 31, 2018 and 2017, the Company owes Icon $1,256,012 and $1,236,036, respectively, in payables and Icon Canada owes $11,540 and $24,100, respectively, to us. During the years ended December 31, 2018 and 2017, we charged to direct cost of services revenue $4,846,027 and $5,015,255, respectively, related to services provided by Icon as our employer of record. During the year ended December 31, 2018, we charged to operating expenses of $223,859 related to management fees and rent.

Willis Group was a controlling member of Genesys during 2017 and in prior years. During 2017, we received a pay down of the net intercompany receivable from Willis group of $1,311,198.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims from time to time which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

The Company conducts its operations in office space leased by Icon, a related party, since January 2018 and pays Icon rent charges on a monthly basis. Rent expense was $128,521 for the year ended December 31, 2018. The Willis Group did not charge the Company rent in 2017.

NOTE 8 — REVENUE DISAGGREGATION

The Company’s net sales by product group for the years ended December 31, 2018 and 2017 were as follows:

	2018	2017
Temporary and consulting staffing	$6,399,544	$6,419,470
Permanent placement fees	723,535	1,640,039
License fees and other	216,402	159,175
Talent cloud	210,373	-
Flat fee placement	57,500	117,800
	$7,607,354	$8,336,484

NOTE 9 — SUBSEQUENT EVENTS

Management has evaluated all activities of the Company through July 29, 2019, the date the Company’s financial statements were available for issuance, and concluded that no subsequent events have occurred that would require adjustments or disclosure into the financial statements, except as disclosed below.

In October 2018 Truli Technologies, Inc. (“Truli”) entered into a letter of intent with Genesys to acquire certain assets and license certain services from Genesys in exchange for the Truli issuing Genesys a new series of the Company’s preferred stock. The acquisition was completed on March 31, 2019. Assets acquired include accounts receivable of $731,488 and certain intangible assets, including sales and client relationships, contracts, intellectual property, partnership and vendor agreements and certain other assets. Truli issued to Genesys 200,000 shares if its Series F convertible preferred stock, convertible into 200 million shares of Truli’s common stock.